As filed with the Securities and Exchange Commission on March 20, 2015

Registration Statement No. 333-202287

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

AMENDMENT No.1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Platform Specialty Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	2890	37-1744899
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1450 Centrepark Blvd, Suite 210
West Palm Beach, FL 33401
(561) 207-9600

(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Frank J. Monteiro
Chief Financial Officer
1450 Centrepark Blvd, Suite 210
West Palm Beach, FL 33401
(561) 207-9600

(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

With a Copy to:

Donn A. Beloff, Esq.
Jason T. Simon, Esq.
Greenberg Traurig, P.A.
401 East Las Olas Boulevard, Suite 2000
Fort Lauderdale, FL  33301
 (954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to

Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☑	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MARCH 20, 2015

PRELIMINARY PROSPECTUS

       22,107,590 Shares

Platform Specialty Products Corporation

Common Stock

This prospectus relates to the resale of up to 22,107,590 shares of our common stock (the “Shares”) issuable upon the conversion of shares of our Series B convertible preferred stock (the “Series B Preferred Stock”), which may be offered for sale following the issuance of the Shares from time to time by the selling stockholder named in this prospectus.

The selling stockholder may from time to time sell, transfer or otherwise dispose of any or all of the Shares in a number of different ways and at varying prices.  See “Plan of Distribution” beginning on page 8 of this prospectus for more information.

Our shares of common stock are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “PAH.”  The closing sale price on the NYSE for our shares of common stock on March 19, 2015 was $26.10 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves risks.  See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment.  Neither we nor the selling stockholder have authorized anyone to provide you with different information.  The selling stockholder is not making an offer of the Shares in any state where such offer is not permitted.

The date of this prospectus is              , 2015.

ABOUT THIS PROSPECTUS

No person has been authorized to give any information or make any representation concerning us, the selling stockholder or the Shares to be registered hereunder (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us or the selling stockholder.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or as otherwise set forth in this prospectus.

The selling stockholder named herein is offering the Shares only in jurisdictions where such offer is permitted.  The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States.  This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

As used in this prospectus, unless the context otherwise requires, all references to “we,” “us,” “our,” the “Company” and “Platform” refer to Platform Specialty Products Corporation, a Delaware corporation, and its subsidiaries, collectively.

All references in this prospectus to the “MacDermid Acquisition” refer to our acquisition of MacDermid Holdings, LLC and its subsidiaries on October 31, 2013.

All references in this prospectus to the “Agriphar Acquisition” refer to our acquisition of Percival S.A., including Percival S.A.’s agrochemical business, Agriphar, on October 1, 2014.

All references in this prospectus to the “CAS Acquisition” refer to our acquisition of the Chemtura AgroSolutions business of Chemtura Corporation on November 3, 2014.

All references in this prospectus to the “Arysta Acquisition” refer to our acquisition of Arysta LifeScience Limited on February 13, 2015.

All references in this prospectus to the “Acquisitions” refer to the Agriphar Acquisition, the CAS Acquisition and the Arysta Acquisition, collectively.

All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

All references in this prospectus to our “common stock” refer to the common stock of Platform, par value $0.01 per share.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Shares offered by this prospectus.  This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement.  For further information pertaining to us and our common stock, including the Shares, you should refer to the registration statement and to its exhibits.  Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.platformspecialtyproducts.com. Information on our website does not constitute part of this prospectus. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available at the office of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. In particular, we incorporate by reference into this prospectus the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus have been sold by the selling stockholder as described in this prospectus (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules) or such registration statement has been withdrawn:

•
our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, including items required by Part III of Form 10-K incorporated by reference from our definitive proxy statement on Schedule 14A, filed on April 25, 2014 (the “Annual Report”), as recast by our current report on Form 8-K filed on September 26, 2014 (the “Recast Form 8-K”);

•
our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 7, 2014, as recast by the Recast Form 8-K, our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed on August 6, 2014, and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 14, 2014;

•
our current reports on Form 8-K, filed on March 5, 2014, March 7, 2014, April 7, 2014, April 8, 2014, April 17, 2014, May 6, 2014, May 15, 2014, May 21, 2014, June 13, 2014, July 11, 2014, July 21, 2014, August 6, 2014, August 8, 2014, October 1, 2014, October 8, 2014, October 20, 2014, October 21, 2014, October 30, 2014, November 3, 2014 (as amended by the Form 8-K/A filed on November 21, 2014), November 3, 2014 (as amended by the Form 8-K/A filed on November 21, 2014 and further amended by the Form 8-K/A filed on December 12, 2014), November 6, 2014, November 17, 2014, December 4, 2014, January 2, 2015, January 12, 2015, January 26, 2015, January 30, 2015, February 3, 2015, February 17, 2015, March 19, 2015, and the Recast Form 8-K; and

•
the description of our common stock set forth in our registration statement on Form 8-A filed on January 21, 2014 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Platform Specialty Products Corporation
245 Freight Street
Waterbury, CT 06702
Attn: Investor Relations
Tel: (561) 406-8465

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phrases such as “believes,” “anticipates,” “expects,” “estimates,” “planned,” “outlook,” “could,” “intend,” and “goal” or the negative version of these words or comparable words, although not all forward-looking statements contain such identifying words. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made.  We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

Forward-looking statements included in and incorporated by reference into this prospectus include:

•	statements regarding the anticipated benefits of the Acquisitions;

•	our belief that a majority of our operations hold strong positions in the product markets they serve;

•	our expectation that sales from international markets will represent an increasing portion of our net sales;

•	our beliefs regarding our ability to build our core businesses, successfully enter new markets, selectively pursue strategic acquisitions and capitalize on future growth opportunities;

•	our intent to improve revenue growth over the longer term;

•	our belief that our proprietary technology, extensive industry experience and customer service-focused business model is difficult for competitors to replicate;

•	our belief that our cash conversion rate (the proportion of our profits converted into cash flow) is higher than a majority of the companies in our sector;

•	our estimates regarding the annual cost cash savings resulting from headcount reductions;

•	our beliefs regarding the sufficiency of our liquidity and capital resources to meet our working capital needs, capital expenditures and other business requirements for the next twelve months;

•
our estimates regarding future cash capital expenditures, including expenditures relating to investment and expansion plans relating to product development and sales and environmental, health and safety capital expenditures;

•	the anticipated synergies from the Acquisitions;

•	our estimates regarding our new AgroSolutions operating segment’s results and financial condition;

•	our ability to obtain required governmental approvals and registrations for our products;

•	our belief that we will not be materially affected by environmental remediation costs or any related costs at certain contaminated manufacturing sites;

•	our belief that the resolution of various legal proceeding pending against us, to the extent not covered by insurance, will not have a material adverse effect on our liquidity;

•	our belief that we have customary levels of insurance for a company of our size in our industry;

•	our expectation that our customary off-balance sheet arrangements will not have a current or future material impact on our financial condition;

•	our expectation that recent accounting pronouncements will not have a material impact on our financial statements; and

•	our belief that our exposure to counterparty risk is immaterial.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	conditions in the global economy;

•	the variability of our operating results between periods and the resulting difficulty in forecasting future operating results;

•	the need for increased spending on capital expenditures to meet customer demand and pursue growth opportunities;

•	our ability to compete successfully within our industry;

•	our substantial international operations;

•	fluctuations in foreign currency exchange rates;

•	changes in our customers’ products and processes;

•	the fact that we do not enter into long-term contracts with certain of our customers and the potential loss of those customers;

•	decreases in the average selling prices of products in our industry;

•	increases in the cost, or reductions in the supply, of the specialty and commodity chemicals used in our manufacturing processes;

•	our ability to comply with extensive regulations applicable to agrochemical products;

•	costs related to compliance with health, safety and environmental laws and regulations, including global climate change legislation;

•	our ability to maintain and enhance our technological capabilities and to respond effectively to technological changes in our industry;

•	our substantial level of indebtedness and the effect of restrictions on our operations set forth in the documents that govern such indebtedness;

•	our compliance with certain financial maintenance covenants in our revolving credit facility and the effect on our liquidity of any failure to comply with such covenants;

•	our ability to protect our intellectual property, on which our business is substantially dependent, and our success in avoiding infringing the intellectual property rights of others;

•	acquisitions of businesses and our ability to integrate acquired operations into our operations, including, but not limited to, the Acquisitions;

•	the inherently hazardous nature of chemical manufacturing in industries including agricultural, electronics, graphic arts, metal and plastic plating;

•	the costs of complying with government regulations and obtaining regulatory approval of our products;

•	risks related to the evaluation of our intangible asset values and the possibility of write-downs;

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•	the loss of the services of key personnel;

•	our relationship with our employees;

•	disruptions in our operations or the operations of our suppliers, distributors, resellers or customers as a result of extraordinary events;

•	our ability to realize a benefit from our productivity initiatives; and

•
our role as a defendant in litigation that results from our business, including costs related to any damages we may be required to pay as a result of product liability claims brought against our customers.

THE OFFERING

Issuer	Platform Specialty Products Corporation
Shares offered for Resale by the Selling Stockholder	22,107,590 Shares issuable upon the conversion of shares of our Series B Preferred Stock
Common Stock outstanding prior to any Resale of Shares	192,145,472 Shares as of the date of this filing.
Use of Proceeds
The selling stockholder will receive all of the proceeds from the sale of any Shares sold by it pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.

Market for our Common Stock	Our shares of common stock are currently listed on the NYSE.
NYSE Ticker Symbol	“PAH”
Risk Factors	Any investment in the Shares is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 4 of this prospectus.

OUR COMPANY

We are a global producer of high technology specialty chemical products and provider of technical services. Our business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials, and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agricultural, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling.

As our name “Platform Specialty Products Corporation” implies, we continually seek opportunities to act as an acquirer and consolidator of specialty chemical businesses on a global basis, particularly those meeting Platform’s “Asset-Lite, High-Touch” philosophy, which involves prioritizing extensive resources to research and development and highly technical, post-sale customer service, while managing conservatively our investments in fixed assets and capital expenditures. To date, Platform has completed four acquisitions, the MacDermid Acquisition on October 31, 2013, the Agriphar Acquisition on October 1, 2014, the CAS Acquisition on November 3, 2014, and the Arysta Acquisition on February 13, 2015.

We manage our business in three operating segments: Performance Materials, Graphic Solutions and AgroSolutions. AgroSolutions includes Agriphar’s, CAS’ and Arysta’s complementary businesses.

We sell our products into three main geographic regions: the Americas, Asia and Europe. Currently, we operate, or others operate on our behalf, facilities in over 20 countries, in addition to our operations in the United States. We employ approximately 1,900 full-time employees worldwide, including approximately 1,000 research and development chemists and experienced technical service and sales personnel. Historically, CAS had a presence in targeted markets, such as Africa, Europe, Latin America and the Middle East. Arysta’s products serve a broad and diverse geographic mix, also focusing on high-growth regions such as Africa, Central and Eastern Europe, China, Latin America, the Middle East and South Asia, which collectively accounted for 68.6% of Arysta’s sales in 2013.

On February 13, 2015, we completed the Arysta Acquisition pursuant to a share purchase agreement (the “Share Purchase Agreement”) initially entered into with Nalozo S.à.r.l (the “Original Seller”) on October 20, 2014, as amended, for approximately $3.51 billion, consisting of $2.91 billion in cash, subject to working capital and other adjustments, and $600 million of new Series B Preferred Stock issued to the Seller (as defined below). On February 11, 2015, the parties entered into an amendment to the Share Purchase Agreement in order to give effect to, among other things, a restructuring pursuant to which the Original Seller transferred its equity interest in Arysta LifeScience Limited to Nalozo L.P, an affiliate of the Original Seller (the “Seller”) and the Seller assumed the obligations of the Original Seller under the Share Purchase Agreement.

Each share of Series B Preferred Stock is convertible into such number of shares of common stock of Platform as is determined by dividing a $1,000 liquidation preference by a conversion price of $27.14, at the option of the holder.  Each share of Series B Preferred Stock that is not previously converted to common stock will be subject to automatic redemption on the first to occur of (a) October 20, 2016, or (b) the occurrence of a merger including a change of control of Platform, the sale of all or substantially all of the assets or subsidiaries of Platform or a bankruptcy or liquidation of Platform.  However, we may not issue more than 22,107,590 shares of common stock in connection with any redemption at the maturity date. To the extent that the aggregate value of such 22,107,590 shares is less than $600 million (based on a 10-day volume weighted average price), then, pursuant to the Share Purchase Agreement, such shortfall would be payable in cash by Platform as a purchase price adjustment. See “Description of Capital Stock – Series B Preferred Stock.”

In connection with the Arysta Acquisition and the issuance of the Series B Preferred Stock to the Seller, Platform entered into a registration rights agreement with the Seller dated February 13, 2015 (the “Registration Rights Agreement”), pursuant to which Platform agreed to, among other things, (i) file a registration statement with the SEC covering the resale of the Shares, as soon as reasonably practicable following the issuance of the Series B Preferred Stock, and (ii) use its commercially reasonable efforts to cause the SEC to declare such registration statement effective by not later than six months following the date of the Registration Rights Agreement. This registration statement of which this prospectus forms a part is being filed to satisfy our obligations with respect to the Shares under the Registration Rights Agreement.

Our principal executive offices are located at 1450 Centrepark Blvd, Suite 210, West Palm Beach, FL 33401 and our telephone number is (561) 207-9600. We maintain a website at www.platformspecialtyproducts.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Any investment in the Shares is speculative and involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any Shares by the selling stockholder.

The selling stockholder will receive all of the net proceeds from the sale of any Shares under this prospectus.  The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholder in disposing of these shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

SELLING STOCKHOLDER

This prospectus covers the public resale of the Shares owned by the selling stockholder listed in the table below. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them.  The selling stockholder, however, makes no representation that the Shares will be offered for sale.  The table below presents information regarding the selling stockholder and the Shares that it may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the number of Shares beneficially owned by the selling stockholder and its affiliates prior to the sale of the Shares covered by this prospectus;
•	the number of Shares that may be offered by the selling stockholder pursuant to this prospectus;
•	the number of Shares to be beneficially owned by the selling stockholder and its affiliates following the sale of any Shares covered by this prospectus; and
•
the percentage of our issued and outstanding common stock to be beneficially owned by the selling stockholder and its affiliates following the sale of all Shares covered by this prospectus (based on 192,145,472 shares of our common stock outstanding as of March 17, 2015).

All information with respect to common stock ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder and is as of March 20, 2015.  We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the table below, the selling stockholder and any affiliates listed in the footnote to the table below have sole voting and dispositive power with respect to the common stock reported as beneficially owned by them.  Because the selling stockholder may sell some or all of the Shares included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling stockholder in the future.  In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.  We have, therefore, assumed for the purposes of the following table, that the selling stockholder will sell all of the Shares owned beneficially by it and its affiliates listed in the footnote to the table below that are covered by this prospectus.  Unless otherwise indicated in the table below, Shares in the table below refer to shares of outstanding common stock.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to this Offering		Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares	Percent of Outstanding Common Stock Beneficially Owned After Sale of Shares
Nalozo, L.P. (1)	22,107,590	(2)	22,107,590	--	--

(1) The address of each of the entities and persons identified in this note is c/o Permira IV Managers L.P., Trafalgar Court, Les Banques, Guernsey, Channel Islands GY1 3QL.

Nalozo L.P., a Cayman Islands exempted limited partnership (“Nalozo LP”), acting through its general partner, Nalozo Cayman GP Ltd., a Cayman Islands exempted company (“Nalozo Cayman”), is the legal and beneficial owner of the Shares described herein as limited by footnote 2. Nalozo S.a.r.l (“Nalozo Sarl”) holds all of the shares in Nalozo Cayman and is the sole limited partner of Nalozo LP. Under Cayman Islands law, any rights or property of every description of the exempted limited partnership that is conveyed to, vested in or held on behalf of any one or more of the general partners, or which is conveyed into or vested in the name of the exempted limited partnership, shall be held or deemed to be held by the general partner, and if more than one then by the general partners jointly, upon trust as an asset of the exempted limited partnership in accordance with the terms of the partnership agreement. Nalozo Topco S.a.r.l (“Nalozo Topco”) and Nalozo MIV L.P. (“Nalozo MIV”) exercise voting and investment power with respect to

75.03% and 24.97%, respectively, of Nalozo Sarl. Nalozo Guernsey GP Limited (“Nalozo Guernsey”) owns 100% of the general partnership interests of Nalozo MIV. The Permira Funds (as defined below) own 100% of Nalozo Topco and Nalozo Guernsey.

Each of Nalozo Topco and Nalozo Guernsey are held or controlled by the Permira Funds, as follows: (i) 78.53%, held by Permira IV L.P. 2 (“P IV 2”), whose manager is Permira IV Managers L.P. (“Permira IV Managers”); (ii) 19.44%, held by P4 Sub L.P. 1 (“P4 1”), whose manager is Permira IV Managers; (iii) 1.58%, held by Permira Investments Limited (“PIL”); and (iv) 0.45%, held by P4 Co-Investment L.P. (“P4 Co-Investment” and, together with P IV 2, P4 1, and PIL, the “Permira Funds”), whose general partner is Permira IV G.P. L.P. Permira IV Managers may be deemed to have investment powers and beneficial ownership with respect to the interests owned by the Permira Funds by virtue of being manager of both P IV 2 and P4 1 and by virtue of co-investment arrangements between the entities comprising the Permira Funds, but disclaims beneficial ownership of such interests.

Alistair Boyle, Paul Cutts, Nigel Carey, Thomas Lister and Peter Gibbs are directors of Permira IV Managers Limited, the general partner of Permira IV Managers L.P., and, as such, may be deemed to have beneficial ownership of the Permira Funds’ interests in Nalozo Topco and Nalozo Guernsey. Each of Mr. Boyle, Mr. Cutts, Mr. Carey, Mr. Lister and Mr. Gibbs disclaims beneficial ownership of such interests save to the extent of their respective pecuniary interest.

(2) This amount consists of shares of common stock issuable upon conversion of the Series B Preferred Stock. Notwithstanding the foregoing, until the earlier of the expiration or early termination of any waiting period under the Hart-Scot-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the acquisition of Shares upon the conversion of the Series B Preferred Stock, Nalozo LP, acting through its general partner, Nalozo Cayman, and each of the other parties identified in the foregoing footnote (1) may not obtain beneficial ownership of any Shares with a market value in excess of $76,300,000. Accordingly, as of March 20, 2015, Nalozo LP, acting through its general partner, Nalozo Cayman, claims beneficial ownership of 3,069,187 Shares, which would represent approximately 1.59% of the issued and outstanding Shares of the Company.

Beneficial ownership for the purposes of the table above is determined in accordance with the rules and regulations of the SEC.  These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.  Except as disclosed in the table above, we believe that the selling stockholder and its affiliates identified in the footnote to the table above possess sole voting and investment power over all shares of common stock shown as beneficially owned by the selling stockholder and such affiliates.

Material Relationships

In connection with the Arysta Acquisition and the issuance of the Series B Preferred Stock to the Seller, Platform entered into the Registration Rights Agreement, pursuant to which Platform agreed, among other things, to (i) file a registration statement with the SEC covering the resale of the Shares issuable upon conversion of the Series B Preferred Stock, as soon as reasonably practicable following the issuance of the Series B Preferred Stock, and (ii) use its commercially reasonable efforts to cause the SEC to declare such registration statement effective by not later than six months following the date of the Registration Rights Agreement. The registration statement of which this prospectus forms a part is being filed to satisfy our obligations with respect to the Shares under the Registration Rights Agreement.

Resales

The selling stockholder and intermediaries through whom Shares are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment.  Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment.  If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from the selling stockholder named in this prospectus after the effective date of this prospectus.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares they own and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include any donee, pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the Shares in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Shares in the course of hedging the positions they assume.  The selling stockholder may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the Shares offered hereby will be the purchase price of such Shares less discounts or commissions, if any.  The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from the resale of the Shares.

The selling stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states, the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholder and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder, and may agree to indemnify any underwriters for the Shares, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain material provisions of our common stock and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

General

As of March 20, 2015, the capital stock authorized by our certificate of incorporation, as amended, consists of 405,000,000 shares divided into (i) 400,000,000 shares, par value $0.01 per share, of common stock, and (ii) 5,000,000 shares, par value $0.01 per share, of preferred stock, of which 2,000,000 shares are designated as “Series A Preferred Stock” and 600,000 shares are designated as “Series B Preferred Stock.”  The balance of shares of preferred stock may be designated and issued by our Board of Directors (the “Board”) in the future in one or more additional series.

As of March 17, 2015, we had 192,145,472 shares of common stock, 2,000,000 shares of Series A Preferred Stock and 600,000 shares of Series B Preferred Stock issued and outstanding.  Currently, our common stock is listed on the NYSE under the ticker symbol “PAH.”

Common Stock

Voting.  Each holder of our common stock will generally be entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders.  Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors.  There will be no cumulative voting rights with respect to the election of directors or any other matters.

Dividends and distributions.  Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, the holders of our common stock will have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our Board, from legally available funds.

Liquidation, dissolution or winding up.  Subject to applicable law and the rights, if any, of the holders of any series of preferred stock then outstanding, in the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in the assets available for distribution after payment or reasonable provision for the payment of all creditors.

Redemption, conversion or preemptive rights.  Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

Other provisions.  There will be no redemption provisions or sinking fund provisions applicable to our common stock.

The rights, preferences, and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights, preferences and privileges of the holders of any series of our preferred stock.

Preferred Stock

Blank Check Preferred.  Under our certificate of incorporation, as amended, our Board is authorized by resolution to create and issue one or more series of preferred stock, and, with respect to each series, to determine the number of shares constituting the series and the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, which may include dividend rights, conversion or exchange rights, voting rights, redemption rights and terms and liquidation preferences, without stockholder approval.  Our Board may therefore create and issue one or more series of preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects.  Before we may issue any series of preferred stock, our Board will be required to adopt resolutions creating and designating such series of preferred stock.

Series A Preferred Stock.  As of the date hereof, 2,000,000 shares of preferred stock have been designated as “Series A Preferred Stock,” all of which are outstanding.  The special rights, preferences and privileges of the Series A Preferred Stock are set forth in our certificate of incorporation, as amended,

Dividends.  Subject to applicable law and the rights, if any, of any series of our preferred stock ranking senior to the Series A Preferred Stock as to dividends, the holders of the Series A Preferred Stock are entitled to receive, in respect of each calendar year (each a “Dividend Year”), a cumulative annual dividend amount (the “Annual Dividend Amount”), which is calculated as follows:

A X B, where:

A = an amount equal to 20% of the increase (if any) in the value of a share of our common stock, such increase calculated as being the difference between (i) the Average Price (as defined in our certificate of incorporation, as amended) per share of our common stock or Platform ordinary shares, as the case may be, over the last ten days of the relevant calendar year for such annual dividend (the “Dividend Price”) and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of our common stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year (provided in each case such amount is subject to such adjustment either as the Board in its absolute discretion determine to be fair and reasonable in the event of a subdivision, combination or similar reclassification or recapitalization of our outstanding common stock or otherwise as determined in accordance with our certificate of incorporation, as amended, in each case without a corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Preferred Stock); and

B = 90,529,500 (based on the number of shares issued in our initial public offering plus the number of shares of our common stock issuable upon conversion of our outstanding shares of Series A Preferred Stock), which such amount is subject to such adjustment either as the Board in its absolute discretion determine to be fair and reasonable in the event of a subdivision, combination or similar reclassification or recapitalization of the outstanding our common stock or otherwise as determined in accordance with our certificate of incorporation, as amended, in each case without a corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Series A Preferred Stock.

Each Annual Dividend Amount shall be divided between the holders pro rata to the number of Series A Preferred Stock held by them on the relevant Dividend Date (as defined in our certificate of incorporation, as amended).  The Annual Dividend Amount will be paid no later than ten trading days from the Dividend Date by the issue to each holder of Series A Preferred Stock of such number of shares of common stock as is equal to the pro rata amount of the Annual Dividend Amount to which they are entitled divided by the average closing price per share of our common stock on the relevant Dividend Date.

On December 31, 2014, our Board approved a stock dividend of 10,050,290 shares of our common stock with respect to the 2,000,000 shares of Series A preferred stock based on a Dividend Price of $22.85.

Conversion

Automatic Conversion.  The Series A Preferred Stock will be automatically converted (the “Automatic Conversion”) into shares of our common stock on a one-for-one basis (subject to adjustment in accordance with our certificate of incorporation, as amended) (i) in the event of a Change of Control (as defined in our certificate of incorporation, as amended) or (ii) upon the last day of our seventh full financial year following October 31, 2013, or the last day of such subsequent financial year (not exceeding the tenth full financial year of Platform following October 31, 2013) as agreed between the holders of a majority of the Series A Preferred Stock and a majority of the Platform independent directors in accordance with our certificate of incorporation, as amended, as described below (or if either such date is not a trading day, the first trading day immediately following such date).  In the event of any Automatic Conversion, the Annual Dividend Amount shall be payable for such shortened Dividend Year on the trading day immediately prior to such conversion.

Upon notice in writing from the holders of a majority of the Series A Preferred Stock to Platform to be received not less than ten business days prior to the last day of the seventh full financial year of Platform after October 31, 2013, such holder(s) may request that the date of automatic conversion be deferred to the last day of the eighth full financial year of Platform following October 31, 2013.  If a majority of the independent directors determine in their discretion to defer the relevant date of Automatic Conversion as requested then (i) the date of Automatic Conversion shall be such deferred date; and (ii) the holders of a majority of the Series A Preferred Stock will have the right to make a further request in writing no later than ten business days prior to the last day of the eighth full financial year of Platform following October 31, 2013 for the deferral of the relevant date of Automatic Conversion by a further year.  In the event a majority of the Platform independent directors approve any such further request for a deferral of the relevant date of Automatic Conversion then (i) the date of Automatic Conversion shall be such deferred date and (ii) the holders of a majority of Series A Preferred Stock will have the right to make one further request on the same basis as referenced above no later than ten business days prior to the last day of the ninth full financial year of Platform following October 31, 2013 for the deferral of the relevant date of Automatic Conversion by a further year.  In the event that a majority of the Platform independent directors approve any such further request for a deferral of the relevant date of Automatic Conversion then the date of Automatic Conversion shall be such deferred date.  In no circumstances shall the date of Automatic Conversion be deferred beyond the last day of the tenth full financial year of Platform following October 31, 2013 (or, if such date is not a trading day, on the first trading day immediately following such date).

Optional Conversion.  A holder of Series A Preferred Stock may require some or all of his, her or its Series A Preferred Stock to be converted (the “Optional Conversion”) into an equal number of shares of our common stock (subject to adjustment in accordance with our certificate of incorporation, as amended) by written notice to Platform, and in such circumstances those Series A Preferred Stock the subject of such conversion request shall be converted into shares of our common stock five trading days after receipt by Platform of the written notice.  In the event of an Optional Conversion, no Annual Dividend Amount shall be payable in respect of those Series A Preferred Stock for the Dividend Year in which the date of the Optional Conversion.  A holder of Series A Preferred Stock may exercise its rights independently of the other holders of Series A Preferred Stock.

Voting Rights.  The Series A Preferred Stock do not carry voting rights except in respect of any amendment to our certificate of incorporation, as amended, that alters or changes the rights, preferences or privileges of the Series A Preferred Stock.

Series B Preferred Stock. As of the date hereof, 600,000 shares of preferred stock have been designated as “Series B Preferred Stock,” all of which are outstanding.  The special rights, preferences and privileges of the Series B Preferred Stock are set forth in our certificate of incorporation, as amended.

Dividends.  Subject to applicable law, for so long as any shares of Series B Preferred Stock shall be outstanding, no dividend or distribution shall be declared or paid or set aside for payment on all or substantially all the outstanding shares of any series of our preferred stock, other than the Series A Preferred Stock, or all or substantially all the outstanding shares of our common stock without the prior vote or written consent of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, voting separately as a single class.

Conversion. Each share of Series B Preferred Stock is convertible into such number of shares of common stock of Platform as is determined by dividing a $1,000 liquidation preference by a conversion price of $27.14, at the option of the holder.

Automatic Redemption. Each share of Series B Preferred Stock that is not previously converted to common stock will be subject to automatic redemption on either (a) October 20, 2016 (the “Maturity Date”) or (b) the occurrence of (i) a merger of Platform or a subsidiary of Platform where more than 50% of the voting power of the surviving corporation is held by persons other than the stockholders of Platform, (ii) the sale of all or substantially all of the assets or subsidiaries of Platform in a single transaction or series of related transactions or (iii) the stockholders of Platform approve a plan for the Company’s liquidation, dissolution or termination (each of clauses (i), (ii) and (iii), a “Triggering Event”).  The redemption price for each share of Series B Preferred Stock will be $1,000, which must be paid in cash in the event of redemption upon a Triggering Event.  The redemption price must be paid in shares of common stock (valued at $27.14 per share) in the event of redemption at the Maturity Date.  However, Platform may not issue more than 22,107,590 shares of common stock in connection with a redemption at the Maturity Date.  To the extent that the aggregate value of such 22,107,590 shares of common stock is less than $600 million (based on a

10-day volume weighted average price), then, pursuant to the Share Purchase Agreement, such shortfall would be payable in cash by Platform as additional purchase price.

Voting Rights.  The Series B Preferred Stock do not carry voting rights except in respect of any amendment to our certificate of incorporation, as amended, that alters or changes the rights, preferences or privileges of the Series B Preferred Stock.

Registration Rights

In connection with the Arysta Acquisition and the issuance of the Series B Preferred Stock to the Seller, Platform entered into the Registration Rights Agreement, pursuant to which Platform agreed, among other things, to (i) file a registration statement with the SEC covering the resale of the Shares issuable upon conversion of the Series B Preferred Stock, as soon as reasonably practicable following the issuance of the Series B Preferred Stock, and (ii) use its commercially reasonable efforts to cause the SEC to declare such registration statement effective by not later than six months following the date of the Registration Rights Agreement. The registration statement of which this prospectus forms a part is being filed to satisfy our obligations with respect to the Shares under the Registration Rights Agreement.

Certificate of Incorporation and Amended and Restated By-laws Anti-Takeover Provisions

Our certificate of incorporation, as amended, and amended and restated by-laws contain several provisions which could delay, defer or prevent a change of control from occurring.  These provisions provide the following:

•	our Board has the authority to issue preferred stock without stockholder approval with any rights or preferences the Board determines;

•	special meetings of stockholders may only be called by our Board or the Chief Executive Officer; and

•	there is no cumulative voting in the election of directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Delaware Law Anti-Takeover Provision

As a Delaware corporation, we are subject to Section 203 of the DGCL which restricts certain “business combinations” with “interested stockholders” for three years following the date that a person becomes an interested stockholder unless:  (1) the “business combination” or the transaction which caused the person or entity to become an interested stockholder is approved by the Board prior to such business combination or transactions; (2) upon the completion of the transaction in which the person or entity becomes an “interested stockholder,” such interested stockholder holds at least 85% of the voting stock of Platform not including (x) shares held by officers and directors and (y) shares held by employee benefit plans under certain circumstances; or (3) at or after the person or entity becomes an “interested stockholder,” the “business combination” is approved by the Board and holders of at least 66 2/3% of the outstanding voting stock, excluding shares held by such interested stockholder.  A Delaware corporation may elect not to be governed by Section 203.  Platform has not made such an election.

Transfer Agent

The transfer agent for our common stock is Computershare, P.O. Box 30170, College Station, TX 77842.

LEGAL MATTERS

Greenberg Traurig, P.A. has passed upon the validity of the Shares covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement. Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to the selling stockholder.

EXPERTS

The consolidated financial statements and the financial statement schedule incorporated in this Prospectus by reference to Platform Specialty Products Corporation’s Current Report on Form 8-K dated September 26, 2014 as of December 31, 2013 and for the period from inception (April 23, 2013) to December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and schedule of MacDermid, Incorporated and subsidiaries as of December 31, 2012, and for the ten-month period ended October 31, 2013, and for each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Platform has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that may arise as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on MacDermid, Incorporated’s and subsidiaries’ past financial statements incorporated by reference in this registration statement.

The combined financial statements of Chemtura AgroSolutions Business of Chemtura Corporation as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013, have been incorporated by reference herein and in the registration statement, in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Arysta LifeScience Limited as of January 1, 2012 and December 31, 2012 and 2013, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the two years in the period ended December 31, 2013 have been audited by Ernst & Young ShinNihon LLC, independent auditors, as stated in their report incorporated herein by reference.

22,107,590 Shares

Common Stock

___________________________________________

PROSPECTUS

, 2015
___________________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the resale of the Shares being registered hereby.  All amounts are estimated except the SEC registration fee.

SEC Registration Fee	$62,205.96
Accounting Fees and Expenses	25,000.00
Legal Fees and Expenses	10,000.00
Miscellaneous	--

Total	$97,205.96

Item 15.  Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit.

Under Section 145(a) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Under Section 145(b) of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.  Notwithstanding the preceding sentence, except as otherwise provided in our amended and restated bylaws, we shall be required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our Board.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended.  This provision of our certificate of incorporation does not eliminate the directors’

fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief, which will remain available under Delaware law.  In addition, each director will be subject to liability for breach of the director’s duty of loyalty to us, including for actions leading to improper personal benefit to the director, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law.  This provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our amended and restated by-laws also provide that we shall indemnify and advance expenses to our officers and directors to the fullest extent permitted by applicable law as currently in effect or as the same may be amended.

We have entered into director and officer indemnification agreements with each of our current directors and officers which, in certain respects, are broader than the specific indemnification and advancement provisions contained in our amended and restated by-laws.  Specifically, such indemnification agreements provide our directors and officers with specific contractual assurances of such persons’ rights to indemnification and advancement of expenses to protect against litigation risks and expenses (regardless, among other things, of any change in our ownership or the composition of our Board).

Additionally, we maintain directors’ and officers’ liability insurance for each of our directors and officers.

Item 16.  Exhibits.

Exhibit No.	Description

3.1(a)	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Post-Effective Amendment No.1 to the Registration Statement on Form S-4 (File No. 333-192778) filed on January 24, 2014)

3.1(b)	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on June 13, 2014)

3.1(c)	Certificate of Designations of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on February 17, 2015)

3.2	Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 of Annual Report on Form 10-K filed on March 31, 2014)

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No.1 to the Registration Statement on Form S-4 (File No. 333-192778) filed on January 2, 2014)

5.1**	Opinion of Greenberg Traurig, P.A.

23.1*	Consent of PricewaterhouseCoopers LLP (Platform)

23.2*	Consent of KPMG LLP (MacDermid)

23.3*	Consent of KPMG LLP (CAS)

23.4*	Consent of Ernst & Young ShinNihon LLC (Arysta)

23.5**	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1 herein)

24.1	Power of Attorney (previously included on signature page hereto)

*        Filed herewith.
**Previously filed.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on March 20, 2015.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By:	/s/ Daniel H. Leever
Name:	Daniel H. Leever
Title:	Chief Executive Officer and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date
/s/ Daniel H. Leever	Chief Executive Officer and Vice Chairman	March 20, 2015
Daniel H. Leever	(principal executive officer)

/s/ Frank J. Monteiro	Senior Vice President and Chief Financial Officer	March 20, 2015
Frank J. Monteiro	(principal financial officer)

*	Vice President and Chief Accounting Officer	March 20, 2015
Robert L. Worshek	(principal accounting officer)

*	Chairman of the Board	March 20, 2015
Martin E. Franklin

/s/ Wayne M. Hewett	Director	March 20, 2015
Wayne M. Hewett

*	Director	March 20, 2015
Ian G.H. Ashken

*	Director	March 20, 2015
Nicolas Berggruen

*	Director	March 20, 2015
Michael F. Goss

*	Director	March 20, 2015
Ryan Israel

*	Director	March 20, 2015
E. Stanley O’Neal

*
The undersigned, pursuant to a power of attorney executed and filed with the SEC on February 25, 2015 on the signature page to the original registration statement on Form S-3 and incorporated herein by reference, by signing his name hereto, does hereby sign and deliver this Amendment No. 1 to registration statement on behalf of each of the persons noted above in the capacities indicated.

By:	/s/ Frank J. Monteiro
Frank J. Monteiro
Attorney-in-fact